Exhibit 10.2

                            LEASE PURCHASE AGREEMENT

This Lease Purchase Agreement ("Agreement") dated effective June 1, 2009 is made and entered into by and between Lithium Corp, (a Nevada corporation), ("Buyer") and an association of mining claimants: Nevada Mining Co., Inc., (a Nevada Corporation), Robert Craig, Barbara Craig and Elizabeth Dickman (formerly Elizabeth Craig), (collectively, the "Seller").

This agreement is a lease agreement until final disbursement of stock and transfer of quitclaim deed from Seller to Buyer.

RECITALS:
A. Seller owns the FL Claim Group, 80 unpatented association placer claims, situated in T1N and T1S, R36E, MDB&M, Esmeralda County, Nevada, BLM NMC No. 1006701 through 1006780, respectively, see attached Schedule A.

B. Buyer desires to lease and purchase from Seller and Seller desires to lease and sell to Buyer all of Seller's right, title and interest in and to the unpatented mining claims subject to this Agreement on the terms and conditions described below.

Now, therefore, in consideration of their mutual covenants and promises, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. DEFINITIONS.

1.1 "Agreement" means this Lease Purchase Agreement, including all amendments and modifications, and all schedules and exhibits (each individually an "Exhibit" and collectively the "Exhibits") attached to and by this reference incorporated in this Agreement.

1.2 "Buyer" means Lithium Corp, a Nevada corporation, and its successors and/or assigns.

1.3 "Closing" means the delivery of documents and other items to be delivered by the parties, the exchange of final consideration, and the consummation of the transactions contemplated under this Agreement.

1.4 "Closing Date" means the date on which the Closing shall occur. Closing is defined by the final disbursement of stock to the Seller (individual claimant's brokerage accounts).

1.5 "Property" means collectively the unpatented mining claims listed in Schedule A and described as the 80 unpatented association placer mining claims, the FL Claim Group, situated in Esmeralda County, Nevada, BLM NMC No. 1006701 though 1006780 respectively, and all amendments and relocations of the unpatented mining claims, and all of Seller's right, title and interest in and to any assay results, chip trays, core, data, digital data, drill cuttings, information, imagery, maps, pulps, reports and samples acquired, created, developed or possessed by Seller concerning the foregoing described unpatented mining claims.
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Any claims located by Buyer or Seller, over or contiguous to the FL Claim Group, become subject to this agreement.

1.6 "Seller" means an association of mining claimants: Nevada Mining Co., Inc., (a Nevada Corporation), Robert Craig, Barbara Craig and Elizabeth Dickman (formerly Elizabeth Craig); their successors and/or assigns.

1.7 "$" means United States dollars.

1.8 "Stock" means fully paid and non-assessable restricted common shares in the capital of the Buyer or it's nominee or successor entity, issued pursuant to exemptions from registration and prospectus requirements contained in the United States Securities Act of 1933 and the rules and regulations promulgated thereunder, which shares shall contain such restrictive legends regarding applicable hold periods as required by such securities laws.

2. PURCHASE, SALE AND WORK COMMITMENT.

2.1 SALE OF PROPERTY. Subject to all the terms and conditions of this Agreement and for the consideration described in this Agreement, Seller agrees to sell to Buyer and Buyer agrees to buy the Property.

2.2 PURCHASE PRICE. The total lease purchase price for the Property shall be Three Hundred Fifty Thousand Dollars ($350,000.00) worth of Stock. Title will be transferred by quit claim deed from Seller to Buyer, when Buyer has made final Stock disbursement.

Stock disbursements will be made quarterly to Seller, 8 disbursements of stock, $43,750 in stock per disbursement. Buyer will be required to make the 1st stock disbursement within 10 days of the date this agreement is executed, and within 10 days after the end of each quarter: March 31, June 30, September 30 and December 31: All disbursements are construed as lease payment; the final is the purchase payment.

1st Disbursement: Within 10 days after execution of this Lease Purchase
                  Agreement

2nd Disbursement: June 30,  2009 (or within 10 days)

3rd Disbursement: December 31,  2009 (or within 10 days)

4th  Disbursement: March 31,  2010 (or within 10 days)

5th  Disbursement: June 30,  2010 (or within 10 days)

6th Disbursement: September 30,  2010 (or within 10 days)

7th Disbursement: December 30,  2010 (or within 10 days)

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
8th Disbursement: March 31,  2011 (or within 10 days)

2.3 STOCK VALUATION. The value of the stock will be determined by averaging the closing price of the stock on the OTC Bulletin Board for the preceding 5 OTC business days before the end of the quarter. The first disbursement, on written consent of Seller, may be a negotiated value if stock has not traded.

2.4 STOCK DISBURSEMENT. The Buyer will issue the Stock pro rata to each Seller of the Seller's association of claimants ($10,937.50):

Nevada Alaska Mining Co., Inc.

Robert Craig

Barbara Anne Craig

Elizabeth Dickman

The Seller each represents that they are currently, and prior to any Stock issuances shall be, an "accredited" investor as that term is defined in Rule 501 of Regulation D promulgated under the United States Securities Act of 1933, as amended, and acknowledges and agrees that the Stock will be issued in accordance with all applicable securities laws and will be subject to hold periods and restrictions on resale in accordance with applicable securities laws and it is the Seller's responsibility to determine what those hold periods and restrictions are before selling or otherwise transferring any Stock.

2.5 WORK COMMITMENT. Buyer will expend $250,000 on the property over the life of the lease, and Buyer will all pay claim fees which count toward work commitment expenditure. All new data and information obtained by buyer will be transmitted bi-annually to Seller.

3. CLOSING.

3.1 CLOSING DATE. The close of this Agreement shall be on or before April 10, 2011, or such other extended date as the parties agree. Buyer, at its election, exercisable in its sole and exclusive discretion, may accelerate the Closing by delivering notice and disbursing stock totaling $350,000 to Seller (individual claimants).

3.2 CLOSING COSTS. Buyer shall pay all expenses, including recording fees and real property transfer taxes for the recording of the instruments necessary to convey title to Buyer under this Agreement.

3.3 DELIVERY BY SELLER TO BUYER. On Closing, Seller shall execute and deliver to Buyer a quitclaim deed conveying title to the Property, a declaration of value and an affidavit that Seller is not a foreign person. Seller shall also deliver to Buyer all of the data, information, and samples possessed by Seller concerning or relating to the Property.

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
3.4 BUYER'S DELIVERY TO SELLER. On Closing, Buyer shall deliver to Seller the the final stock disbursement of not less than $43,750.00.

4. SELLER'S COVENANTS, REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to and in favor of Buyer as of the Effective Date to the Closing Date as follows:

4.1 AUTHORITY. Seller has full power, legal right and authority to enter into this Agreement and the instruments which it is obligated to execute and deliver in accordance with the terms of this Agreement and to do all such acts and things as are required to be done, observed or performed by Seller in accordance with this Agreement.

4.2 VALID AUTHORIZATION OF THIS AGREEMENT. Seller has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the instruments which it is obligated to execute and deliver in accordance with this Agreement and to observe and perform the provisions of this Agreement and any such instrument to which it is a party in accordance with its terms. This Agreement and each instrument executed and delivered by Seller constitutes a valid and legally binding obligation of Seller and, when executed and delivered, of the instruments which Seller is obligated to execute and deliver in accordance with this Agreement will constitute valid and legally binding obligations of Seller, enforceable against it in accordance with their respective terms, except to the extent that the enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or events relating to or affecting creditors' rights generally

4.3 VALIDITY OF AGREEMENT AND NON-CONFLICT. Except as described in this Section, none of the authorization, creation, execution, delivery of this Agreement or any of the instruments which Seller is obligated to execute and deliver in accordance with this Agreement requires Seller to obtain any approval or consent of any governmental agency or authority having jurisdiction of Seller, nor is it in conflict with or contravention of, as applicable, the provisions of any material indenture, instrument, agreement or undertaking to which Seller is a party or by which it or any of its respective properties or assets are bound, including, without limitation, the Property.

4.4 TITLE. Seller represents and warrants that: (a) to the best of Sellers knowledge the Property and mining claims were properly located in accordance with applicable laws and regulations but Seller gives no express or implied warranty as to title; (b) to the best of Sellers knowledge all assessment work requirements for the mining claim have been performed and all Federal mining claim rental and maintenance fees have been paid and all filings and recordings of proof of performance and payment have been made properly and timely; (c) to the best of Sellers knowledge the mining claims are in good standing; (d) to the best of Sellers knowledge Seller has good title to and owns the entire undivided legal and equitable interest in the mining claims, subject to the paramount title of the United States; (e) to the best of Sellers knowledge title to the Property and mining claims is free and clear of all liens, claims and encumbrances. (f) Seller makes no representation or warranty concerning the discovery or presence of valuable minerals on the unpatented mining claims which comprise all or a portion of the Property. (g) A portion of the claims overlie

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
geothermal leases. On March 1, 2009 Coast Mountain Geological, Ltd, a subsidiary of TNR Gold, located claims over several claims formerly held by Seller. On or about June 15, 2009, Randy Henkel, agent or consultant for First Lithium Corp., located several claims over the north end the FL claim group; on June 25th Mr. Henkel verbally stated they would not record their claims. (h) Association placer claims can potentially be challenged on the theory of the use of "dummy locators" and other issues (association placer claims require a discovery on each 20 acre aliquot part to be legally transferred to a single entity). (i) Robert and Barbara Craig are husband and wife, Elizabeth Dickman (formerly Elizabeth Craig) is their daughter. Elizabeth Dickman is 19 years old. All 3 individuals own stock in Nevada Alaska Mining Co., Inc.; Robert Craig is an officer and director in Nevada Alaska Mining Co., Inc. (j) Seller represents there is no underlying agreements, written or verbal, between claimants to create dummy or fictitious locators for the benefit of any other claimant.

4.5 SELLER NOT A FOREIGN PERSON. Seller is not a "foreign person" as defined under Section 1445(f) of the Internal Revenue Code of 1954, as amended.

4.6 PATRIOT ACT. Seller is not on the Specially Designated National & Blocked Persons List of the Office of Foreign Assets Control of the United States Treasury Department and is not otherwise blocked or banned by any foreign assets office rule or any other law or regulation, including the USA Patriot Act or Executive Order 13224.

5. BUYER'S COVENANTS, REPRESENTATIONS AND WARRANTIES. To induce Seller to enter this Agreement, Buyer represents and warrants to and in favor of Seller as of the Effective Date and as of the Closing Date, and covenants, as follows:

5.1 AUTHORITY. Buyer has full power, legal right and authority to enter into this Agreement and the instruments which it is obligated to execute and deliver in accordance with the terms of this Agreement and to do all such acts and things as are required to be done, observed or performed by Buyer in accordance with this Agreement.

5.2 VALID AUTHORIZATION OF THIS AGREEMENT. Buyer has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the instruments which it is obligated to execute and deliver in accordance with this Agreement and to observe and perform the provisions of this Agreement and any such instrument to which it is a party in accordance with its terms.

5.3 TITLE. Buyer represents and warrants that: (a) Buyer has done due diligence on title and value of the property, including a review of all documents and laws concerning the claims, and Buyer represents they are a sophisticated acquirer of mining properties. (b) Buyer agrees to defend and hold harmless Seller in defense of all title actions or lawsuits by third parties including governmental agencies against the FL Claim Group and/or Seller.

5.4 PATRIOT ACT. Buyer is not on the Specially Designated National & Blocked Persons List of the Office of Foreign Assets Control of the United States Treasury Department and is not otherwise blocked or banned by any foreign assets office rule or any other law or regulation, including the USA Patriot Act or Executive Order 13224.

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
5.5 INSURANCE COVERAGE. Until closing, during operations Buyer will maintain general liability insurance in the amount of no less than $500,000 per occurrence and supply proof thereof. Contractors will be required to name Sellers as additional insured on their policies for work on the property and supply proof thereof. Failure to provide insurance under this clause will be considered a material breach of contract.

6. NOTICES. Any notices required or authorized to be given by this Agreement shall be in written form. Any notices required or authorized to be given by this Agreement may be sent by registered or certified delivery, postage prepaid and return receipt requested, addressed to the proper party at the following address or such address as the party shall have designated to the other parties in accordance with this paragraph. Any notice required or authorized to be given by this Agreement shall be deemed to have been sufficiently given or served in written form if mailed as provided herein, personally delivered to the proper party, or sent by telex, telegraph, email or other means of electronic transmission, and actually received by such party. Such notice shall be effective on the date of receipt by the addressee party.

If to Seller:
P.O. Box 1148
Lovelock, NV 89419
(Physical address: 865 Franklin Ave, Lovelock, NV 89419)
(email nevadaalaska@sbcglobal.net)

If to Buyer:

9443 Axlund Road,
Lynden, Washington 98264

7. BINDING EFFECT OF OBLIGATIONS. This Agreement shall be binding upon and inure to the benefit of the respective parties, and their personal representatives, successors and/or assigns.

8. WHOLE AGREEMENT. The parties agree that the whole agreement between them is written in this Agreement There are no terms or conditions, express or implied, other than in this Agreement. This Agreement may be amended or modified only by an instrument in writing, signed by the parties with the same formality as this Agreement.

9. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada.

10. MULTIPLE COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute the same Agreement.

11. SEVERABILITY. If any part, term or provision of this Agreement is held by the courts to be illegal or in conflict with any law of the United States or the State of Nevada, the validity of the remaining portions or provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be invalid.

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
12. LEASE TERMINATION. This Lease Purchase Agreement can/will be terminated by:

-On 60 Day notice to Seller by Buyer of intent to terminate the Lease Purchase Agreement. If notice is given after August 1st, Buyer will be required to pay claim rent for assessment year beginning September 1.

-On 30 day notice by Seller to Buyer for non-transfer of listed stock to the accounts of the claimants and/or other material breach of contract requirements. All data and information will be transferred to Seller by Buyer at termination.

13. NON-REFUND. If the lease purchase agreement is terminated under Section 12. or for any other reason or cause, Seller will not be required to refund any stock, money, value of work on the property, or other consideration, to the Buyer. Buyers interest in the property will not vest until final disbursement of stock to Seller.

The parties have executed this Agreement effective on the date it is executed by all parties.

Sellers:                                        Date Signed

-------------------------------                 -----------
Nevada Alaska Mining Co., Inc.,
Locator/owner/claimant (By Robert Craig, President)

-------------------------------                 -----------
Robert Craig, Locator/owner/claimant

-------------------------------                 -----------
Barbara Anne Craig, Locator/owner/claimant

-------------------------------                 -----------
Elizabeth Dickman (formerly Elizabeth Craig), Locator/owner/claimant

Buyer:

-------------------------------                 -----------
Lithium Corp.  By John Hiner, President

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
                     Schedule A of Lease Purchase Agreement

Lithium Corp/Nevada Alaska et al, unpatented association placer mining claims located in Esmeralda County, Nevada, June, 2009:

Claim                        BLM Number
-----                        ----------

FL #1                         1006701

FL #2                         1006702

FL #3                         1006703

FL #4                         1006704

FL #5                         1006705

FL #6                         1006706

FL #7                         1006707

FL #8                         1006708

FL #9                         1006709

FL #12                        1006710

FL #13                        1006711

FL #14                        1006712

FL #15                        1006713

FL #16                        1006714

FL #17                        1006715

FL #18                        1006716

FL #19                        1006717

FL #21                        1006718

                                                                      Schedule A

FL #22                        1006719

FL #23                        1006720

FL #24                        1006721

FL #25                        1006722

FL #63                        1006723

FL #66                        1006724

FL #68                        1006725

FL #70                        1006726

FL #200                       1006727

FL #201                       1006728

FL #202                       1006729

FL #203                       1006730

FL #204                       1006731

FL #206                       1006732

FL #207                       1006733

FL #208                       1006734

FL #209                       1006735

FL #210                       1006736

FL #211                       1006737

FL #212                       1006738

                                                                      Schedule A

FL #213                       1006739

FL #214                       1006740

FL #26                        1006741

FL #27                        1006742

FL #28                        1006743

FL #29                        1006744

FL #30                        1006745

FL #31                        1006746

FL #32                        1006747

FL #33                        1006748

FL #34                        1006749

FL #35                        1006750

FL #36                        1006751

FL #37                        1006752

FL #38                        1006753

FL #39                        1006754

FL #40                        1006755

FL #41                        1006756

FL #42                        1006757

FL #43                        1006758

                                                                      Schedule A

FL #44                        1006759

FL #45                        1006760

FL #47                        1006761

FL #46                        1006762

FL #48                        1006763

FL #50                        1006764

FL #51                        1006765

FL #53                        1006766

FL #79                        1006767

FL #80                        1006768

FL #83                        1006769

FL #54                        1006770

FL #55                        1006771

FL #60                        1006773

FL #61                        1006774

FL #62                        1006775

FL #64                        1006776

FL #105                       1006777

FL #107                       1006778

FL #113                       1006779

                                                                      Schedule A

FL #121                      1006780